Exhibit 99.1

Arbinet Announces Second Quarter 2006 Financial Results

NEW BRUNSWICK, N.J., August 3, 2006 - Arbinet-thexchange, Inc. (Nasdaq: ARBX) reported financial results for its second quarter ended June 30, 2006.

Second quarter 2006 fee revenues were $11.5 million, a slight decrease from $11.6 million in the same quarter 2005 and a decrease of 2% compared to $11.7 million in the first quarter 2006. A total of 2.99 billion minutes were bought and sold on Arbinet’s exchange in the second quarter 2006, up from 2.92 billion minutes in the second quarter 2005 and up from 2.97 billion in the first quarter 2006. Arbinet completed 333.5 million calls during the second quarter 2006, compared to 372.3 million for the comparable period of 2005 and 346.1 million in the first quarter 2006. The average call duration on Arbinet’s exchange for the quarter was 4.5 minutes per call compared to 3.9 minutes per call in the second quarter 2005 and 4.3 minutes per call in the first quarter 2006.

Second quarter 2006 net loss was $0.6 million or $0.02 per diluted share, compared to net income of $1.2 million or $0.05 per diluted share in the first quarter 2006. Second quarter results were negatively impacted by $1.3 million of expenses related to Arbinet’s proxy contest in connection with its 2006 Annual Meeting of stockholders. Arbinet had a balance of cash and cash equivalents, including marketable securities, of $ 67.3 million as of June 30, 2006 compared to $63.6 million at the beginning of the year.

Curt Hockemeier, President and Chief Executive Officer of Arbinet, commented, “The core business continues to perform in line with expectations. We remain committed to expanding our core business and to pursuing additional opportunities that can best contribute to our growth.” As part of this strategy, the Company announced the introduction of new products including:

•	PrivateExchange,(SM) the service which allows telecommunications companies to manage their own one-to-many commercial agreements and outsource the most costly interconnection and back office complexities to Arbinet, will be formally introduced into the market in mid August.

•	AssuredAxcess,(SM) will be offered in this same time frame. The service features fixed rates for all of the world’s destinations.

In addition, Arbinet said one of the world’s largest cable operators began selling termination in July to its over 4.0 million telephone customers through Arbinet, and Arbinet is routing calls to those numbers using the Company’s new PeeringSolutions(SM) service introduced in May and the SPIDER Registry.

The Company also announced a plan that it believes will increase membership and liquidity on the exchange. Mr. Hockemeier said, “To increase thexchange liquidity the Company will create a new class of membership offering a modified fee structure to target specialty operators. Over time we recognize our fees have excluded some prospective Members, especially smaller sellers. This initiative completely removes any barrier so that even small Members can enjoy the benefits of the largest electronic communications exchange in the world.”

Finally, Mr. Hockemeier outlined the steps taken to capitalize on the value of its digital media exchange technology by forming Arbinet Digital Media Corporation. “Arbinet has begun a search for the President & CEO of this unit which will provide an online marketplace where buyers and sellers meet, transact, deliver and settle digital media in a secure, neutral environment. We believe this provides an opportunity to build on the intellectual property of our present telecommunications business. We remain confident in Arbinet’s future prospects and in our ability to execute on our growth opportunities,” concluded Mr. Hockemeier.

Quarterly Conference Call

Arbinet will host a conference call to discuss its second quarter 2006 results, among other matters, at 5:00 p.m. EDT today. The dial-in number for the live audio call is (201) 689-8562. A live webcast of the conference call can be accessed through the Company’s Investor Relations website at http://investor.arbinet.com. In addition, a replay of the call will be available from 8:00 p.m. on Thursday, August 3, 2006 through midnight ET on Thursday, August 17, 2006 at http://investor.arbinet.com and by telephone at (201) 612-7415. The account number to access the replay is 3055 and the conference ID is 208460.

About Arbinet

Arbinet solutions simplify the exchange of digital communications in a converging world. These include exchanges, a transaction management platform and managed services, which streamline performance and improve profitability for Members.

Arbinet’s 600+ voice and data Members, including the world’s 10 largest international carriers, use Arbinet’s Internet based electronic platforms to buy, sell, deliver and settle transactions valued at about $500 million in 2005. These Members include fixed, mobile and VoIP carriers, ISPs and content providers from more than 60 countries who exchange voice, data, content and value added services.

Forward-Looking Statements

This press release contains “forward-looking statements” (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), including but not limited to statements about the Company’s growth, strategic and business plans, product development and service offerings, and future operating results. Various important risks and uncertainties may cause the Company’s actual results to differ materially from the results indicated by these forward-looking statements, including, without limitation: the Company’s revenue growth and losses; ability to raise capital; members (in particular, significant trading members) not trading on our exchange or utilizing our new and additional services (including data on thexchange, mobile on thexchange services, DirectAxcessSM trading service, PrivateExchange(SM), AssuredAxcess(SM), and PeeringSolutions(SM)); continued volatility in the volume and mix of trading activity (including the average call duration and the mix of geographic markets traded); our uncertain and long member enrollment cycle; the failure to manage our credit risk; failure to manage our growth; pricing pressure; competitive factors; investment in our management team and investments in our personnel; system failures, human error and security breaches which could cause the Company to lose members and expose it to liability; future government regulation; and the Company’s ability to obtain and enforce patent protection for our methods and technologies. For a further list and description of the risks and uncertainties the Company faces, please refer to the Company’s Annual Report on Form 10-K and other filings, which have been filed with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise and such statements are current only as of the date they are made.

Contacts:

Jack Wynne Arbinet 1.732.509.9230 jwynne@arbinet.com	David Pasquale or Denise Roche The Ruth Group 1.646.536.7006 / 1.646-536-7008 dpasquale@theruthgroup.com / droche@theruthgroup.com

ARBINET - THEXCHANGE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2006	2005	2006
Trading revenues	$120,874,980	$115,796,931	$245,307,294	$233,408,266
Fee revenues	11,640,404	11,455,897	23,950,836	23,185,999

Total revenues	132,515,384	127,252,828	269,258,130	256,594,265
Cost of trading revenues	120,729,033	115,769,061	244,961,840	233,343,399

	11,786,351	11,483,767	24,296,290	23,250,866
Costs and expenses
Operations and development	3,282,661	3,962,412	6,910,652	7,817,669
Sales and marketing	1,891,326	1,904,647	3,648,969	3,742,971
General and administrative	2,993,177	5,632,609	5,809,660	9,184,201
Depreciation and amortization	2,334,165	1,680,819	4,866,291	3,518,237
Reimbursement for/gain from litigation settlements	(1,450,000)	(93,000)	(1,450,000)	(93,000)

Total costs and expenses	9,051,329	13,087,487	19,785,572	24,170,078

Income (loss) from operations	2,735,022	(1,603,720)	4,510,718	(919,212)
Interest income (expense), net	275,385	730,597	434,419	1,378,338
Other income (expense), net	(267,928)	150,218	(816,564)	63,597

Income (loss) from continuing operations before income taxes	2,742,479	(722,905)	4,128,573	522,723
Provision for income taxes (income tax benefit)	399,818	(13,965)	491,300	(1,882)

Income (loss) from continuing operations	2,342,661	(708,940)	3,637,273	524,605
Income from discontinued operations, net of income tax of $4,477	—	121,388	—	121,388

Net income (loss)	$2,342,661	$(587,552)	$3,637,273	$645,993

Basic net income (loss) per share:
Continuing operations	$0.10	$(0.03)	$0.15	$0.02

Discontinued operations	—	$0.01	—	$0.01

Net income (loss)	$0.10	$(0.02)	$0.15	$0.03

Diluted net income (loss) per share:
Continuing operations	$0.09	$(0.03)	$0.14	$0.02

Discontinued operations	—	$0.01	—	$0.01

Net income (loss)	$0 .09	$(0.02)	$0.14	$0.03

Weighted average number of common shares
Basic	24,497,929	25,160,675	24,479,281	24,996,476
Diluted	25,814,206	25,160,675	25,968,025	25,687,748

ARBINET - THEXCHANGE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31, 2005	As of June 30, 2006
Assets
Current Assets:
Cash and cash equivalents	$40,364,777	$39,592,649
Marketable securities	23,230,913	27,684,824
Trade accounts receivable, net	24,831,554	20,170,810
Other current assets	1,461,118	2,787,098

Total current assets	89,888,362	90,235,381

Property and equipment, net	21,775,895	20,967,125
Other long-term assets	8,015,078	8,018,886

Total Assets	$119,679,335	$119,221,392

Liabilities & Stockholders’ Equity
Current Liabilities:
Short-term debt obligations	$914,778	$530,634
Accounts payable	13,785,594	13,664,620
Deferred revenue	3,967,970	3,445,294
Accrued expenses and other current liabilities	11,160,418	10,431,755

Total current liabilities	29,828,760	28,072,303

Other long-term liabilities	4,080,489	3,552,751

Total Liabilities	33,909,249	31,625,054

Stockholders’ Equity	85,770,086	87,596,338

Total Liabilities & Stockholders’ Equity	$119,679,335	$119,221,392

ARBINET - THEXCHANGE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2005	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,637,273	$645,993
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,866,297	3,518,237
Amortization of deferred compensation	69,385	—
Stock-based compensation expense	—	564,697
Gain on discontinued operations	—	(121,388)
Foreign currency exchange (gain) loss	283,330	(442,369)
Changes in operating assets and liabilities:
Trade accounts receivable, net	3,233,870	4,472,891
Other assets	771,206	(992,901)
Accounts payable	(2,690,072)	(133,110)
Deferred revenue, accrued expenses and other current liabilities	(846,292)	(1,403,687)
Other long-term liabilities	(510,089)	(302,101)

Net cash provided by operating activities	8,814,908	5,806,262

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,671,719)	(2,140,688)
Purchases of marketable securities	(19,647,000)	(27,176,100)
Proceeds from sales and maturities of marketable securities	—	22,734,000

Net cash used in investing activities	(23,318,719)	(6,582,788)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance (repayment) of indebtedness, net	(376,338)	(403,238)
Issuance of common stock, net of costs	153,525	126,494
Net payments on obligations under capital leases	(1,718,420)	(80,677)

Net cash used in financing activities	(1,941,233)	(357,421)

Effect of foreign exchange rate changes on cash	(448,501)	361,819

Net decrease in cash and cash equivalents	(16,893,545)	(772,128)

Cash and cash equivalents, beginning of period	53,532,660	40,364,777

Cash and cash equivalents, end of period	$36,639,115	$39,592,649